     October 26, 2000
     Kevin Smith:    312/425-6546
     Kathryn Woods:  212/727-5582

               TRUE NORTH REPORTS STRONGER THIRD QUARTER EARNINGS

CHICAGO --True North Communications Inc. (NYSE: TNO)

-   Q3 NET INCOME INCREASED 33% ON STRONGER ORGANIC GROWTH AND OPERATING MARGIN.
    - Organic growth rose to 11.7% from 6.0% a year ago.
    - Operating margin increased to 12.3% from 9.7%; TNO remains on track to meet its 12% goal.
    - Staff cost ratio decreased to 60.2% vs. 62.1%; other general cost ratio was 27.5% vs. 28.2%.

-   Q3 NET NEW BUSINESS WINS WERE $258 MILLION IN EQUIVALENT ANNUALIZED
    BILLINGS.
    Reflecting wide-scale strength, Q3 wins included: Taco Bell, Kraft's Jell-O brand, Fujitsu, AT&T corporate assignment, and U.S. Postal Service direct and interactive business.

THIRD QUARTER AND NINE-MONTH 2000 HIGHLIGHTS
 (Amounts in thousands, except per share data and percentages)

------------------------------------- ---------------------------- ---------- ------------------------------- ----------
                                          THIRD QUARTER ENDED          %            NINE MONTHS ENDED             %
                                         9/30/00       9/30/99      Change       9/30/00         9/30/99       Change
------------------------------------- -------------- ------------- ---------- --------------- --------------- ----------
Revenue                                 $  381,161     $  335,597     14%       $ 1,087,301     $  966,269       13%
Operating Income (1)                    $   46,835     $   32,442     44%       $   122,570     $   82,882       48%
Net Income (1) (2)                      $   23,847     $   17,949     33%       $    61,097     $   43,856       39%
EPS - Diluted                           $     0.47     $    (0.66)    N/M       $      1.21     $    (0.07)      N/M
EPS - Diluted; Excl. items (1) (2)      $     0.47     $     0.36     31%       $      1.21     $     0.90       34%
Avg. Shs. Outstanding - Diluted             51,014         49,859      2%            50,691         48,805        4%


Operating Margin (1)                          12.3%           9.7%                     11.3%           8.6%
-------------------------------------   ----------     ----------    ----------     ----------    ----------    ----------

NOTE: Results in all periods include Modem Media on an equity basis for comparability. Modem Media was deconsolidated effective with the second quarter of 2000.
(1) Q3 1999 excludes $76.4 million of pre-tax restructuring and other charges ($50.2 million after-tax or $1.05 per share) and Q3 2000 excludes $0.6 million pre-tax ($0.3 million after-tax) of excess restructuring reserve.
(2) Q1 1999 excludes $4.1 million pre-tax gain ($2.3 million after-tax or $0.05 per share) on the sale of DoubleClick securities.
    Q3 1999 excludes $1.1 million pre-tax gain ($0.6 million after-tax or $0.01 per share) on the sale of DoubleClick securities.

===============================================================================

"WE CONTINUE TO MAKE SOLID PROGRESS ON OUR GOALS, WITH 11.7% ORGANIC GROWTH AND 12.3% OPERATING MARGIN IN THE THIRD QUARTER. IT'S ENCOURAGING THAT OUR GROWTH IS BEING DRIVEN BY ACROSS-THE-BOARD STRENGTH THROUGHOUT THE TRUE NORTH NETWORK, BOTH IN THE U.S. AND INTERNATIONALLY. OUR NEW BUSINESS GAINS ALSO REFLECT THIS BROADENING STRENGTH, AS WE ARE SEEING A HEALTHY MIX OF NEW CLIENT WINS AND EXPANDED ASSIGNMENTS FROM EXISTING KEY CLIENTS."

               -- David Bell, Chairman and Chief Executive Officer
===============================================================================

                                     -MORE-

     October 26, 2000
     Kevin Smith:    312/425-6546
     Kathryn Woods:  212/727-5582

FOR IMMEDIATE RELEASE

               TRUE NORTH REPORTS STRONGER THIRD QUARTER EARNINGS

CHICAGO--TRUE NORTH COMMUNICATIONS INC. (NYSE: TNO) today reported stronger earnings for the third quarter of 2000 on substantially higher organic growth and operating margin. For the third quarter ended September 30, 2000, excluding unusual items, diluted earnings per share rose 31% to $0.47 per diluted share from $0.36 per diluted share in 1999's third quarter, as net income increased 33% to $23.8 million from $17.9 million in last year's third quarter. The third quarter 1999 net income and earnings per diluted share amounts exclude the impact of two unusual items: $76.4 million in pre-tax restructuring charges ($1.05 per share) and $1.1 million in pre-tax gains on securities ($0.01 per share). Including the impact of the unusual items, True North had a third quarter 1999 net loss of $31.7 million or $0.66 per diluted share.

Third quarter 2000 revenue from commission and fee income rose 14% to $381.2 million from $335.6 million in last year's third quarter. Most of the increase in third quarter revenue was due to stronger organic growth, which increased to 11.7% from 6.0% in the year-ago quarter. Both 2000 and 1999 results exclude the revenues of Modem Media (Nasdaq: MMPT), which was deconsolidated effective with the second quarter of 2000 and its results are reported by True North under the equity method of accounting.

Operating income increased 44% to $46.8 million in the third quarter of 2000, excluding restructuring charges that affected 1999 results. Operating margin rose to 12.3% from 9.7% in the year-ago quarter. In addition to higher revenue and organic growth, operating margin increased due to lower staff cost and other general expense ratios. Staff costs as a percentage of revenues was reduced to 60.2% from 62.1% in the year-ago quarter, while other general expenses as a percentage of revenues decreased to 27.5% from 28.2%.

Net new business wins increased to $258 million in equivalent annualized billings, up from $220 million in last year's third quarter.

"We continue to make solid progress on our goals, with 11.7% organic growth and 12.3% operating margin in the third quarter," said David Bell, True North's Chairman and Chief Executive Officer. "It's encouraging that our growth is being driven by across-the-board strength throughout the True North network, both in the U.S. and internationally. Our new business gains also reflect this broadening strength, as we are seeing a healthy mix of new client wins and expanded assignments from existing key clients."

                                     -MORE-

2/ TRUE NORTH REPORTS STRONGER THIRD QUARTER EARNINGS

Bell commented on the global advertising review for DaimlerChrysler's Chrysler Group brands, "We felt that we made an exceptionally strong presentation, and the client told us that they will decide on their advertising plans before the end of the fourth quarter. We are exceedingly well positioned to expand our DaimlerChrysler relationship worldwide, especially following our recent agreement with Springer & Jacoby, Germany's leading independent advertising agency. Springer & Jacoby was just awarded significant new business from DaimlerChrysler - for two Mercedes Benz C-Class models globally and for smart car international advertising - and they are proving to be an excellent partner in our global growth."

Kevin Smith, True North's Chief Financial Officer, noted, "The realignment of our international operations is now complete and we have returned an excess reserve of approximately $600,000 to the quarter's income. The restructuring has clearly had a positive impact on our operations. We have already realized more than 75% of the realignment's expected synergies, which is ahead of the pace we had previously anticipated. With the impact of these synergies, improved cost control and stronger organic growth, we are on track to achieve our 12% near-term goal for operating margin."

Third quarter EBITDA (earnings before interest, taxes, depreciation and amortization), excluding Modem Media, was $62.2 million, up 36.7% from $45.5 million in last year's third quarter. Depreciation and amortization totaled $14.6 million in this year's third quarter, compared with $11.9 million in the year-ago quarter.

NINE-MONTH 2000 RESULTS
For the nine-month period ended September 30, 2000, net income was $61.1 million or $1.21 per diluted share, compared with net income of $43.9 million or $0.90 per diluted share for the first nine months of 1999, which excluded the impact of $76.4 million in pre-tax restructuring charges ($1.05 per diluted share) and a total of $5.2 million in pre-tax gains on securities ($0.06 per diluted share). Including the impact of restructuring charges and securities gains, the nine-month 1999 net loss was $3.4 million or $0.07 per share.

Nine-month 2000 revenues increased 13% to $1.1 billion, excluding the revenues of Modem Media for both periods. Excluding the impact of restructuring charges on 1999 results, operating income rose 48% to $122.6 million for the first nine months of 2000. As a percentage of revenue, staff costs decreased to 60.9% in the first nine months of 2000 from 63.2% in the previous nine-month period, while other general expenses were 27.8% compared with 28.2% in last year's period. Operating margin rose to 11.3% from 8.6% in the prior nine-month period. Net new business more than doubled to $1.057 billion in equivalent annualized billings, up from $461 million for the first nine months of 1999.

WEBCAST INFORMATION
True North will hold a conference call for investors on Thursday, October 26, 2000 at 10:00 a.m. Eastern Daylight Time. The conference call will be simulcast live on the Internet, accessible on both www.streetfusion.com and www.vcall.com, with replays available for 30 to 90 days, respectively.

                                     -MORE-

3/ TRUE NORTH REPORTS STRONGER THIRD QUARTER EARNINGS

KEY GROWTH INITIATIVES - NEW BUSINESS
True North continued to win new business on a broad front in the third quarter. Expanded assignments from current clients following major reviews bolstered the effort.

In addition, True North established an organization to drive collaboration among its business units, with a newly named company-wide chief collaboration officer, an incentive system, and a collaboration officer chosen from among existing management at each business unit.

New business highlights include:
MAJOR NEW BUSINESS WINS:
- Taco Bell named FCB San Francisco and FCB Southern California to handle the creative for its major national advertising account, building on its relationship with FCB in handling franchisee advertising
-   AT&T selected FCB New York for its corporate print advertising
-   Major League Baseball named FCB San Francisco for integrated communications
- U.S. Postal Service shifted the largest portion of its account - its direct and its interactive work - to FCB New York and FCBI
- Kraft awarded FCB New York its Jell-O brand, changing agencies after 75 years
-   Amgen also selected FCB New York for advertising
-   Cablevision named FCB New York as its agency
- Fujitsu selected Bozell Kamstra as the lead agency for its global brand communications
-   Island ECN chose Bozell New York for advertising
- Kao's Andrew Jergens also awarded Bozell New York additional business - its Ban brand
- The Environmental Protection Agency selected Bozell Kamstra to handle its National Energy Star advertising
- IBM expanded its relationship with R/GA Interactive with several new assignments
- Liz Claiborne Cosmetics chose Avrett Free & Ginsberg for its Lucky You fragrance, broadening its relationship with the agency
- Exelon named Tierney Communications and FRB/BSMG for its public trading launch

INTERNATIONAL WINS:
-   Europebyair selected FCB Brussels for its advertising across Europe
-   Channel N24 and Automotor und Sport both named FCB Germany
-   Tropicana expanded with FCB in Europe, naming the agency in Sweden
-   Beiersdorf also extended its relationship with FCB, selecting FCB Russia
-   The Government of Ontario named FCB Canada for brand communications
- Hays Personnel selected FCB Group in the UK for advertising and web development
-   Bangkok Mass Transport selected FCB Thailand
-   Nabisco's United Biscuits brand was awarded to FCB China
- Gillette awarded Marketing Drive Worldwide with several new assignments in Europe
-   TD Waterhouse Investor Services named BSMG Hong Kong


                                     -MORE-

4/ TRUE NORTH REPORTS STRONGER THIRD QUARTER EARNINGS

COLLABORATION:
- Bozell New York client Verizon Wireless named New America Strategies Group agencies Don Coleman Advertising and SiboneyUSA.
- FCB Chicago clients Quaker Oats and John Deere awarded FCBI for customer relationship management assignments
- Key FCB client SC Johnson named Marketing Drive Europe and BSMG Worldwide Europe to handle its Dual (Glade) brand
-   FCB Southern California client Troy Group named BSMG for public relations
-   Bozell Chicago client Ace Hardware awarded public relations business to BSMG
-   BSMG client Intertrials assigned business to FCB New York and San Francisco

KEY GROWTH INITIATIVES - STRENGTHENING TRUE NORTH GLOBAL OFFERINGS
True North continued to invest in building its leading brands in non-traditional and advertising services. The company also strengthened its positions in key markets - especially internationally. Acquisition highlights in the third quarter were as follows:

- True North made a strategic investment in Springer & Jacoby, the leading independent agency and the number one creative agency in Germany, taking a 35.5% stake with an option to increase to 51% in 2003. The agreement provides True North with a strong new agency resource in Europe and enables Springer & Jacoby to continue its international expansion on behalf of key clients, including shared client DaimlerChrysler.

- FCBI, the global interactive and customer relationship marketing arm of FCB Worldwide, continued to expand its international presence with the acquisitions of Opus Group in the UK and Datamidia in Brazil agencies offering a full spectrum of direct, database and digital services.

- Marketing Drive Worldwide, True North's global marketing services brand, launched e-Drive, its integrated database, direct and digital offering. The acquisition of direct marketing agency Sierra Communications formed a foundation for the new brand. e-Drive will deliver seamless solutions in tandem with Marketing Drive's promotion and other marketing services worldwide.

- True North launched its Diversified Companies operation in Argentina as the umbrella for several Argentinean agencies in which it took a majority stake, including Communicom, a direct marketing agency, and BDZ, an interactive brand. Marketing Drive Worldwide was also introduced in Argentina as part of the new group.

- Bozell Group was strengthened with the acquisition of Raleigh-based advertising agency Howard, Merrell & Partners. This provides the Bozell family with a strong, autonomous agency brand in the Southeast. HM&P is known for its unique combination of creative and consulting capabilities.

                                     -MORE-

5/ TRUE NORTH REPORTS STRONGER THIRD QUARTER EARNINGS

ABOUT TRUE NORTH
True North Communications (NYSE: TNO) is a top global advertising and communications holding company. It has three major global brands: FCB Worldwide, advertising; BSMG Worldwide, public relations; and Marketing Drive Worldwide, marketing services. In addition, True North has a strong set of brands: Bozell Group, New America Strategies Group, Temerlin McClain, Tierney Communications and TN Media. In the digital area, True North's portfolio of brands includes R/GA Interactive, SixtyFootSpider and Stein Rogan + Partners. True North also has a stake in the expanding German-based advertising agency, Springer & Jacoby. Based in Chicago, True North had 1999 revenues of approximately $1.4 billion and annual billings of more than $14 billion.

CAUTIONARY STATEMENT
Certain statements contained in this press release may constitute "forward-looking statements" within the meaning of Section 21E(i)(1) of the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause True North's actual results to be materially different from any future results expressed or implied by these statements. Such factors include the following: general economic and business conditions, changes in competition, the ability of True North to continue to improve its cost management, the ability to retain current and attract new clients, the ability of True North to integrate acquisitions or complete future acquisitions, interest rate fluctuations, dependence upon and availability of qualified personnel and changes in government regulation. In light of these and other uncertainties, the forward-looking statements included in this document should not be regarded as a representation by True North that True North's plans and objectives will be achieved.

                                     # # #

                           (FINANCIAL TABLES FOLLOW)

TRUE NORTH COMMUNICATIONS INC.
OPERATIONS ANALYSIS
NINE MONTHS ENDED SEPTEMBER 30,

                                                              2000
                                       ---------------------------------------------------
                                                          DECONSOLIDATE
                                        OPERATIONS     UNUSUAL      MODEM       EXTERNAL
                                       ------------   ---------   ---------   ------------
Commissions and Fees                    $1,087,301      $   -      $28,538     $1,115,839
                                       ------------   ---------   ---------   ------------

Operating Expenses:

    Salaries and employee benefits         662,427          -       17,851        680,278
    Office and general expenses            302,304          -       13,628        315,932
    Restructuring and other charges              -       (590)           -           (590)
                                       ------------   ---------   ---------   ------------
      Total operating expenses             964,731       (590)      31,479        995,620
                                       ------------   ---------   ---------   ------------

Operating Income                           122,570        590       (2,941)       120,219

Other Income (Expense)                      (8,459)         -          544         (7,915)
                                       ------------   ---------   ---------   ------------
Pretax Income                              114,111        590       (2,397)       112,304

Provision for Income Taxes                  46,890        242          597         47,729
                                       ------------   ---------   ---------   ------------
                                            67,221        348       (2,994)        64,575
Minority Interest Expense                   (1,651)         -        1,569            (82)
Equity Income                               (4,473)         -        1,425         (3,048)
                                       ------------   ---------   ---------   ------------
Net Income                              $   61,097      $ 348      $     -     $   61,445
                                       ============   =========   =========   ============

Basic Earnings Per Share                $     1.24      $   -      $     -     $     1.24
                                       ============   =========   =========   ============
Dilutive Earnings Per Share             $     1.21      $   -      $     -     $     1.21
                                       ============   =========   =========   ============

Operating Margin                             11.3%                                  10.8%

Average Shares O/S - Basic                  49,355                                 49,355
Average Shares O/S - Diluted                50,691                                 50,691


                                                              1999                                    2000 OPERATIONS
                                       ---------------------------------------------------         B/(W) 1999 OPERATIONS
                                                          DECONSOLIDATE                           -----------------------
                                        OPERATIONS     UNUSUAL      MODEM       EXTERNAL               $             %
                                       ------------   ---------   ---------   ------------        ----------     --------
Commissions and Fees                     $966,269     $      -     $49,551     $1,015,820          $121,032        12.5%
                                       ------------   ---------   ---------   ------------        ----------

Operating Expenses:

    Salaries and employee benefits         610,842          -       29,162        640,004           (51,585)       -8.4%
    Office and general expenses            272,545          -       17,028        289,573           (29,759)      -10.9%
    Restructuring and other charges              -      76,400           -         76,400                 -          n/a
                                       ------------   ---------   ---------   ------------        ----------
      Total operating expenses             883,387      76,400      46,190      1,005,977           (81,344)       -9.2%
                                       ------------   ---------   ---------   ------------        ----------
Operating Income                            82,882     (76,400)      3,361          9,843            39,688        47.9%

Other Income (Expense)                      (8,410)      5,135 (A)   1,405         (1,870)              (49)       -0.6%
                                       ------------   ---------   ---------   ------------        ----------
Pretax Income                               74,472     (71,265)      4,766          7,973            39,639        53.2%

Provision for Income Taxes                  31,175     (23,966)      3,293         10,502           (15,715)      -50.4%
                                       ------------   ---------   ---------   ------------        ----------
                                            43,297     (47,299)      1,473         (2,529)           23,924        55.3%
Minority Interest Expense                   (1,317)         -         (697)        (2,014)             (334)      -25.4%
Equity Income                                1,876          -         (776)         1,100            (6,349)     -338.4%
                                       ------------   ---------   ---------   ------------        ----------
Net Income                              $   43,856    $(47,299)    $     -     $   (3,443)         $ 17,241        39.3%
                                       ============   =========   =========   ============        ==========

Basic Earnings Per Share                $     0.93    $  (1.00)    $     -     $    (0.07)         $   0.31        33.3%
                                       ============   =========   =========   ============        ==========
Dilutive Earnings Per Share             $     0.90         n/m     $     -     $    (0.07)         $   0.31        34.4%
                                       ============   =========   =========   ============        ==========

Operating Margin                              8.6%                                   1.0%

Average Shares O/S - Basic                  46,996                                 46,996
Average Shares O/S - Diluted                48,805                                 46,996

(A) REPRESENTS A GAIN ON THE SALE OF DOUBLECLICK SECURITIES.